                                                                    EXHIBIT 1.01


                                 TERMS AGREEMENT

                                        October 3, 2000


Citigroup Inc.
153 East 53rd Street
New York, New York 10043

Attention:   Chief Financial Officer

Ladies and Gentlemen:

We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $3,000,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.092% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Closing Date shall be October 11, 2000, at 8:30 A.M. at the office of Dewey Ballantine LLP located at 1301 Avenue of the Americas, New York, New York 10019.

The Securities shall have the following terms:

Title: ....................................    7.250% Subordinated Notes due 2010

Maturity: .................................    October 1, 2010

Interest Rate: ............................    7.250 % per annum

Interest Payment Dates: ...................    April 1 and October 1, commencing April
                                               1, 2001

Initial Price to Public: ..................    99.542% of the principal amount thereof,
                                               plus accrued interest, if any, from the
                                               date of issuance

Redemption Provisions: ....................    The Securities are not redeemable by the
                                               Company prior to maturity, except upon
                                               the occurrence of certain events
                                               involving United States taxation, as set
                                               forth in the Prospectus Supplement, dated
                                               October 3, 2000, to the Prospectus, dated
                                               June 19, 2000.

Record Date: ..............................    The March 15 or September 15 preceding
                                               each Interest Payment Date

Additional Terms:

      The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC"), the Euroclear System and Clearstream Banking, societe anonyme, or their respective nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by such entities and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. All provisions of Article Eleven of the Indenture relating to defeasance shall apply to the Securities.

      All the provisions contained in the document entitled "Primerica Corporation-Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      Basic Provisions varied with respect to this Terms Agreement:

      (a) All references to Primerica Corporation and Travelers Group Inc. shall refer to Citigroup Inc.;

      (b) In the thirteenth line of the first paragraph, delete "March 15, 1987, between Primerica Corporation, a New Jersey corporation formerly known as American Can Company ("old Primerica"), and The Bank of New York, as trustee (such trustee or such other trustee as may be named for the Securities, being hereinafter referred to as the "Trustee"), as amended by the First Supplemental Indenture dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc., a Delaware corporation ("Holdings") and the Trustee, the Second Supplemental Indenture dated as of January 31, 1991 between Holdings and the Trustee, and the Third Supplemental Indenture dated as of December 9, 1992 among the "Company, Holdings and the Trustee" and insert in lieu thereof "July 17, 1998, between Travelers Group Inc., a Delaware corporation, and Bank One Trust Company, N.A. (formerly, The First National Bank of Chicago), as trustee (such trustee or such other trustee as may be named for the Securities, being hereinafter referred to as the "Trustee"), as amended by the First Supplemental Indenture dated as of December 15, 1998 between Citigroup Inc. and the Trustee, and the Second Supplemental Indenture dated as of January 21, 1999 between Citigroup Inc. and the Trustee";

      (c) In the second line of Section 2(a), delete "(33-55542), including a prospectus" and insert in lieu thereof "(333-37992), including a prospectus (which prospectus also relates to $50,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (333-68949) (the "Predecessor Registration Statement") and in each case not issued)" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statements on Form S-3;

      (d) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day";

      (e) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

      (f) In the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement (except that in the case of the Predecessor Registration Statement, only at its effective date)";

      (g) In the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement (except that in the case of the Predecessor Registration Statement, only at its effective date)"; and

      (h) In the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022," and insert in lieu thereof "399 Park Avenue, New York, New York 10043."

      The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange.

      The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

      Each Underwriter further agrees and hereby represents that:

      (a) it has not offered or sold, and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

      (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986, with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

      (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

      (d) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

      (e) it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Securities and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any Securities otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all the other applicable laws and regulations;

      (f) the Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Securities; and

      (g) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong
    Kong).

      In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher and Flom LLP, special tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition or the Securities to holders of Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to holders of Securities under current law.

      John R. Dye, Esq., Associate General Counsel of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher and Flom LLP is special tax counsel to the Company. Dewey Ballantine LLP is counsel to the Underwriters.

      Please accept this offer no later than 9:00 o'clock p.m. Eastern Standard Time on October 3, 2000 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:


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"We hereby accept your offer, set forth in the Terms Agreement, dated October 3,
2000, to purchase the Securities on the terms set forth therein."


                                       Very truly yours,

                                       SALOMON SMITH BARNEY INC.
                                       ABN AMRO INCORPORATED
                                       BANC OF AMERICA SECURITIES LLC
                                       BANC ONE CAPITAL MARKETS, INC.
                                       BANQUE BRUXELLES LAMBERT SA
                                       BARCLAYS BANK PLC
                                       BEAR, STEARNS & CO. INC.
                                       BLAYLOCK & PARTNERS, L.P.
                                       CHASE SECURITIES INC.
                                       FIRST UNION SECURITIES, INC
                                       GOLDMAN, SACHS & CO.
                                       ORMES CAPITAL MARKETS, INC
                                       ROYAL BANK OF SCOTLAND, FINANCIAL
                                         MARKETS
                                       UBS WARBURG LLC
                                       THE WILLIAMS CAPITAL GROUP, L.P.

                                       By: SALOMON SMITH BARNEY INC.

                                       By:       /s/ Charles R. Fendig
                                          ---------------------------------
                                          Name:  Charles R. Fendig
                                          Title: Director


ACCEPTED:

CITIGROUP INC.

By:     /s/ Firoz B. Tarapore
     ------------------------------------------
        Name:  Firoz B. Tarapore
        Title: Deputy Treasurer

                                    ANNEX A


NAME OF UNDERWRITER                         PRINCIPAL AMOUNT OF 2010 NOTES
-------------------                         ------------------------------
Salomon Smith Barney Inc.                                   $2,580,000,000
ABN AMRO Incorporated                                           30,000,000
Banc of America Securities LLC                                  30,000,000
Banc One Capital Markets, Inc.                                  30,000,000
Banque Bruxelles Lambert SA                                     30,000,000
Barclays Bank PLC                                               30,000,000
Bear, Stearns & Co. Inc.                                        30,000,000
Blaylock & Partners, L.P.                                       30,000,000
Chase Securities Inc.                                           30,000,000
First Union Securities, Inc                                     30,000,000
Goldman, Sachs & Co.                                            30,000,000
Ormes Capital Markets, Inc                                      30,000,000
Royal Bank of Scotland, Financial Markets                       30,000,000
UBS Warburg LLC                                                 30,000,000
The Williams Capital Group, L.P.                                30,000,000
                                                                -----------

     TOTAL                                                  $3,000,000,000
                                                            ==============